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Federated Investors, Inc.
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FEDERATED INVESTORS, INC.

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

INFORMATION STATEMENT

March 16, 2016

INTRODUCTION

This Information Statement is furnished to the shareholders (the “Shareholders”) of Federated Investors, Inc. (“Federated”, or the “Company”) by its Board of Directors (the “Board”) in connection with the Annual Meeting of the Shareholders to be held on Thursday, April 28, 2016 in the Fayette Room of the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, 15222 at 4:00 p.m. local time (the “Annual Meeting”). Action will be taken at the Annual Meeting for: (i) the election of directors; (ii) the approval of the Federated Investors, Inc. Stock Incentive Plan as amended (the “Stock Incentive Plan”), and (iii) any other business that properly comes before the meeting.

Federated has shares of both Class A Common Stock, no par value per share (the “Class A Common Stock”), and Class B Common Stock, no par value per share (the “Class B Common Stock”), issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FII”. Except under certain limited circumstances, the entire voting power of Federated is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the “Voting Trust”), and will be voted in person at the Annual Meeting. Accordingly, Federated is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Rule 14c-2 (17 C.F.R. §240.14c-2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed and/or furnished to the Shareholders on or about March 16, 2016. Federated’s 2015 Annual Report to Shareholders (the “2015 Annual Report”) accompanies this Information Statement.

SHAREHOLDERS SHARING THE SAME ADDRESS

Federated has adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission (“SEC”). Under this procedure, Federated will deliver only one copy of its 2015 Annual Report and this Information Statement to multiple Shareholders who share the same address and last name unless contrary instructions have been received from an affected Shareholder. Federated will deliver promptly upon written or oral request a separate copy of the 2015 Annual Report and this Information Statement to any Shareholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2015 Annual Report or this Information Statement, please contact: Corporate Communications, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 or call 1-800-341-7400.

If you are a Shareholder, share an address and last name with one or more other Shareholders and would like to revoke your householding consent, or you are a Shareholder and are eligible for householding and would like to participate in householding, please contact: Broadridge, ATTN: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-800-542-1061.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE 2015 ANNUAL REPORT AND INFORMATION STATEMENT FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2016.

THIS INFORMATION STATEMENT AND THE 2015 ANNUAL REPORT ARE AVAILABLE ON THE INTERNET AT http://corp.federatedinvestors.com.

VOTING SECURITIES

Only the holder of record of Class A Common Stock at the close of business on February 29, 2016 (record date for Annual Meeting) will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On the record date, 9,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the three trustees of which are Federated’s Chairman of the Board, Mr. John F. Donahue, his wife, and his son, Mr. J. Christopher Donahue, who is Federated’s President, Chief Executive Officer and a member of the Board, for the benefit of certain members of the family of John F. Donahue. Accordingly, Federated qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”) and qualifies for and relies upon exemptions available to controlled companies under the NYSE Rules. A “controlled company” is not required to comply with certain requirements of the NYSE Rules, such as the requirements of NYSE Rules 303A.01 (requiring a majority of independent directors), 303A.04 (requiring a nominating committee consisting entirely of independent directors) and 303A.05 (requiring a compensation committee consisting entirely of independent directors).

The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast on the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Any business transacted at the Annual Meeting shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. Under the terms of the Voting Trust, the trustees are authorized to vote the shares owned by the Voting Trust, and as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. The approval of the Stock Incentive Plan will require a majority of the votes cast. The trustees of the Voting Trust have advised Federated that they intend to vote in favor of all the directors nominated by the Board and for approval of the Stock Incentive Plan.

BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

The Board currently consists of six members. The current directors of Federated are: Messrs. John F. Donahue, J. Christopher Donahue, Michael J. Farrell, David M. Kelly, John W. McGonigle, and Ms. Marie Milie Jones. Under Federated’s bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was elected and until a successor is elected and qualified.

The Board has nominated Messrs. J. Christopher Donahue, Thomas R. Donahue, Michael J. Farrell, John B. Fisher, David M. Kelly, John W. McGonigle and Ms. Marie Milie Jones for election as directors. All of the nominees for director have previously served as members of the Board. Each of Messrs. Thomas R. Donahue and John B. Fisher previously served as members of the Board from May 1998 – April 2004.

J. Christopher Donahue Age 66

Mr. J. Christopher Donahue has served as director, President and Chief Executive Officer of Federated since 1998. He also serves as a director, trustee or officer of various Federated subsidiaries. He is President of 31 investment companies managed by subsidiaries of Federated. He is also director or trustee of 34 investment companies managed by subsidiaries of Federated. Mr. Donahue is the son of John F. Donahue who serves as Chairman and director of Federated and the brother of Thomas R. Donahue who serves as Vice President, Treasurer, and Chief Financial Officer of Federated.

In determining that Mr. J. Christopher Donahue should serve as a director of Federated, the Board identified his wealth of knowledge of Federated and its subsidiaries as Chief Executive Officer of the Company, his legal background, his knowledge of the investment management industry and his general executive management experience.

Thomas R. Donahue Age 57

Mr. Thomas R. Donahue has served as Vice President, Treasurer and Chief Financial Officer of Federated since 1998. He also serves as an Assistant Secretary of Federated and he is President of FII Holdings, Inc., a wholly-owned subsidiary of Federated. Mr. Donahue also serves as a director, trustee or officer of various other Federated subsidiaries. Mr. Donahue is the son of John F. Donahue who currently serves as Chairman and director of Federated and the brother of J. Christopher Donahue who currently serves as director, President and Chief Executive Officer of Federated.

In determining that Mr. Thomas R. Donahue should serve as a director of Federated, the Board identified his wealth of knowledge of Federated and its subsidiaries as Chief Financial Officer of the Company, his corporate finance background, his knowledge of the investment management industry, his service on several other boards of directors, and his general executive management experience.

Michael J. Farrell Age 66

Mr. Michael J. Farrell was elected to the Board in August 1998. He has been the President of Farrell & Co., a merchant banking firm specializing in heavy manufacturing companies, since 1982. Additionally, he served as Chief Executive Officer of Standard Steel, LLC, a vertically integrated manufacturer and marketer of forged steel railway wheels and axles, from July 2001 until its acquisition in August 2011, at which time he resigned from the company. He has also served in executive capacities for MK Rail Corporation, Motor Coils Manufacturing Co. and Season-All Industries. Mr. Farrell is a Certified Public Accountant. Prior to his resignation on March 4, 2014, Mr. Farrell was a member of the Board of Directors of TriState Capital Holdings, Inc.

In determining that Mr. Michael J. Farrell should serve as a director of Federated, the Board identified his extensive background in finance as President of a merchant banking firm and his general executive management experience.

John B. Fisher Age 59	Mr. John B. Fisher has served as Vice President of Federated since 1998. He has also been President and Chief Executive Officer of the Federated Advisory Companies since 2006 and serves as a board member for each of these subsidiaries that are wholly-owned by Federated. He also serves as a director, trustee or officer of certain other Federated subsidiaries. Prior to 2006, he served as the President of the Institutional Sales Division of Federated Securities Corp., a wholly owned subsidiary of Federated. Mr. Fisher is President of three investment companies managed by subsidiaries of Federated.

In determining that Mr. John B. Fisher should serve as a director of Federated, the Board identified his wealth of knowledge of Federated and its subsidiaries as a Vice President of the Company, his financial, sales and investment background, his knowledge of the investment management industry, and his general executive management experience.

David M. Kelly Age 74

Mr. David M. Kelly was elected to the Board in April 2004. He retired in 2007 as Chairman, Chief Executive Officer, and President of Matthews International Corporation, a designer, manufacturer, and marketer of memorialization products and caskets for the cemetery and funeral home industries. Mr. Kelly is a member of the Board of Directors of Mestek, Inc., and Mesa Laboratories, Inc. Prior to his retirement in June 2015, Mr. Kelly was a member of the Board of Directors of Elliott Turbomachinery, Inc.

In determining that Mr. David M. Kelly should serve as a director of Federated, the Board identified his knowledge and experience in corporate oversight as a member of several boards of directors, leadership background as Chief Executive Officer of Matthews International Corporation and his general executive management experience.

John W. McGonigle Age 77

Mr. John W. McGonigle has been a director of Federated since 1998. He has served as Executive Vice President, Chief Legal Officer and Secretary of Federated since 1998 and as Vice Chairman since 2003. Mr. McGonigle is also Chairman of Federated International Management Limited, a wholly owned subsidiary of Federated. He also is a director or trustee of certain other subsidiaries of Federated. Mr. McGonigle is a trustee of two investment companies managed by a subsidiary of Federated. Mr. McGonigle is also Secretary of 33 registered investment companies managed by subsidiaries of Federated and Executive Vice President of 33 of those registered investment companies.

In determining that Mr. John W. McGonigle should serve as a director of Federated, the Board identified his extensive knowledge of the Company and its subsidiaries and the regulations affecting them as Chief Legal Officer of the Company, his knowledge of the investment management industry as a whole and his general executive management experience.

Marie Milie Jones Age 53

Ms. Marie Milie Jones was elected to the Board in April 2014. Since June 2011, Ms. Jones has been a founding partner of JonesPassodelis PLLC, a law firm that concentrates in, among other areas, civil rights and employment law, commercial litigation, and professional liability law. In addition, from 1987 until June 2011, she practiced law at Meyer, Darragh, Buckler, Bebeneck & Eck P.L.L.C., where she was elected partner in 1993 and managing partner in 1998.

In determining that Ms. Marie Milie Jones should serve as a director of Federated, the Board identified her extensive legal and management experience as a law firm partner, managing partner and founding partner, as well as her experience serving as a board member for Duquesne University, where she has been Chairman of the Board since 2009, and for St. Vincent’s Seminary Board of Regents.

Messrs. Thomas R. Donahue and John B. Fisher were recommended to the Board by Federated’s Chief Executive Officer and director, J. Christopher Donahue and Executive Vice President, Chief Legal Officer and director, John W. McGonigle.

Mr. John F. Donahue, at age 91, was not re-nominated for election as director of Federated after more than 60 years of service to the Company. Mr. Donahue co-founded the Company in 1955 and currently serves as Chairman. It is anticipated that, at the Company’s next Board of Director’s meeting on April 28, 2016, Mr. Donahue would be elected as Chairman Emeritus. In that position, Mr. Donahue’s wealth of business, industry and management experience as a co-founder of the Company would continue to be available to the Company’s Board and senior management. Mr. Donahue would continue to serve the Company at his current salary, bonus and benefits levels. At the Company’s next Board of Directors meeting on April 28, 2016, if Mr. Donahue is elected Chairman Emeritus, it also is anticipated that Mr. J. Christopher Donahue would be elected as Chairman, President and Chief Executive Officer of the Company. Mr. J. Christopher Donahue currently serves as President and Chief Executive Officer of the Company. Given Mr. J. Christopher Donahue’s knowledge, experience and strategic vision, and the evolving investment management industry, the Board believes that combining the roles of Chairman, President and CEO would best serve the interests of the Company and its Shareholders.

The Board has determined that Messrs. Farrell and Kelly and Ms. Jones, are “independent” as defined by the NYSE Rules applicable to “controlled companies” such as Federated. In making this determination, the Board considered all relevant facts and circumstances. Messrs. Farrell and Kelly and Ms. Jones have no relationship with Federated that impacts their independence.

Meetings and Committees of the Board

In 2015, the Board met on six occasions. The Board has an Audit Committee, Compensation Committee and Compliance Committee. The Board does not have a Nominating Committee; the Board as a whole performs this function. During 2015, with the exception of Mr. John F. Donahue, all directors attended at least seventy-five percent of the meetings of the Board and the committees on which they serve.

Audit Committee

The Audit Committee currently consists of Messrs. Michael J. Farrell and David M. Kelly and Ms. Marie Milie Jones, none of whom is a current or former officer or employee of Federated. Mr. Farrell is Chairman of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Board has determined that the members of the Audit Committee are “independent” as defined by the NYSE Rules applicable to audit committee members of a “controlled company.”

The Audit Committee is responsible for monitoring the integrity of the financial statements of Federated, the independent registered public accounting firm’s qualifications and independence, the performance of Federated’s internal audit function and independent registered public accounting firm, and Federated’s compliance with related applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. In performing its responsibilities, the Audit Committee reviews the audit plans of Federated’s internal auditors and the independent registered public accounting firm and monitors their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated’s internal auditors, independent registered public accounting firm, legal counsel and responsible officers. In 2015, the Audit Committee met on five occasions.

The Board has determined that Messrs. Kelly and Farrell are audit committee financial experts as defined under federal securities laws.

Audit Committee Report

The Audit Committee oversees Federated’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has met to review and discuss the audited financial statements in the 2015 Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Federated’s accounting principles as applied to the financial statements and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, relating to the independent registered public accounting firm’s independence from management and Federated, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provisions of non-audit services by the independent registered public accounting firm are compatible with maintaining their independence.

The Audit Committee discussed with Federated’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Federated’s internal controls, and the overall quality of Federated’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Audit Committee also selected Federated’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Respectfully Submitted:

Michael J. Farrell, Audit Committee Chairman

David M. Kelly, Audit Committee Member

Marie Milie Jones, Audit Committee Member

Compensation Committee

The Compensation Committee, which operates pursuant to a written charter, consists of Messrs. Michael J. Farrell and David M. Kelly and Ms. Marie Milie Jones. Mr. Farrell is Chairman of the Compensation Committee. The Compensation Committee establishes performance measures and certifies achievement, recommends and approves compensation levels of executive officers, awards share-based compensation, works with senior management on benefit and compensation programs for Federated employees, and monitors local and national compensation trends to ensure that Federated’s compensation program is competitive within the mutual fund industry. The Compensation Committee has delegated its full power and authority under the Stock Incentive Plan, to the Chief Executive Officer with respect to all employees other than those subject to Section 16 of the Exchange Act. Currently, the following persons are subject to Section 16 of the Exchange Act: Gordon J. Ceresino, John F. Donahue, J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Eugene F. Maloney, John W. McGonigle, Richard A. Novak, Thomas E. Territ and Steven Van Meter and members of the Board. In 2015, the Compensation Committee met on three occasions.

As members of the Compensation Committee, Messrs. Farrell and Kelly and Ms. Jones are deemed to be outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors as defined in Rule 16b-3 of the Exchange Act.

Compensation Risk

The Compensation Committee collaborates with Federated’s management in reviewing the material terms of Federated’s compensation policies and programs for all employees, and evaluates the intended behaviors each is designed to incent to ensure that such policies and programs do not encourage excessive risk-taking that could result in a material, adverse impact to the Company. The Compensation Committee believes that Federated’s compensation policies and programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.

Corporate Governance

To address corporate governance matters and communicate its business standards, Federated has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to directors, officers and employees of Federated. Copies of these materials as well as Charters for the Audit, Compensation, and Compliance Committees are available on Federated’s website at FederatedInvestors.com by first clicking on “About Federated” and then “Corporate Governance.” The information is also available in print upon written request.

Under Federated’s policies, the directors are expected to attend the Annual Meeting. All of the directors attended the 2015 Annual Meeting.

Communications with the Board

Independent members of the Board have regularly scheduled executive sessions without management participation. Mr. David M. Kelly presides over these meetings. In order that shareholders and other interested parties may make their concerns known to the independent directors as well as to the Audit Committee, Compliance Committee, and the full Board, the Board has established a telephone messaging system and an internet-based anonymous incident reporting system. All messages will be forwarded to Federated’s Chief Compliance Officer (“CCO”) for review, who will prepare a summary of such communications for the independent directors, the Audit Committee, the Compliance Committee, or the full Board as appropriate. Information concerning the use of the messaging system and the reporting system can be obtained on Federated’s website at FederatedInvestors.com by first clicking on “About Federated” and then “Corporate Governance.”

Board Leadership Structure

Since 1998, the roles of Chairman and Chief Executive Officer have been held separately. Mr. John F. Donahue serves as Chairman and Mr. J. Christopher Donahue serves as Chief Executive Officer. The Board does not have a policy with respect to whether the Chairman should be an independent director, an affiliated director or a member of Company management. The Company’s policy as to whether the role of Chief Executive Officer and Chairman should be separate is to adopt the practice that best serves the Company’s and Shareholders’ interests at any particular time. Currently, the Company believes the separation of the roles of Chairman and Chief Executive Officer best serves the Company’s and Shareholders’ interests as the Chairman, John F. Donahue, provides guidance to the Chief Executive Officer, leads the Board, and brings a wealth of business, industry and management experience as a co-founder of the Company, while the Chief Executive Officer, Mr. J. Christopher Donahue, is best suited to oversee the overall strategic management of the Company and communicate the same to the Board. Additionally, the Board has currently designated Mr. David M. Kelly as Lead Independent Director. In that capacity, he chairs all executive sessions of the independent directors and serves as a liaison between the independent directors and management. The Board believes this leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors.

Mr. John F. Donahue, at age 91, was not re-nominated for election as director of Federated after more than 60 years of service to the Company. Mr. Donahue co-founded the Company in 1955 and currently serves as Chairman. It is anticipated that, at the Company’s next Board of Director’s meeting on April 28, 2016, Mr. Donahue would be elected as Chairman Emeritus. At that time, if Mr. Donahue is elected Chairman Emeritus, it also is anticipated that Mr. J. Christopher Donahue would be elected as Chairman, President and Chief Executive Officer of the Company. Mr. J. Christopher Donahue currently serves as President and Chief Executive Officer of the Company. Given Mr. J. Christopher Donahue’s knowledge, experience and strategic vision, and the evolving investment management industry, the Board believes that combining the roles of Chairman, President and CEO would best serve the interests of the Company and its Shareholders.

Risk Oversight

The Board has oversight responsibility for risk management, focusing on significant risks facing Federated, including operational, financial, legal, compliance and macro-economic risks. The Board and its committees work closely with management to monitor risk and it is management’s responsibility to manage risk and bring to the Board’s attention material risks to the Company. The Board has delegated responsibility to certain Board committees for the oversight of specific risks as follows:

•	The Compliance Committee is responsible for monitoring and reviewing significant legal, compliance and regulatory matters involving Federated. It accomplishes this by receiving regular reports from Federated’s Chief Risk Officer (“CRO”) and CCO, and meeting in executive session with these individuals as necessary.

•	The Audit Committee is responsible for monitoring and reviewing Federated’s policies and procedures relating to the financial reporting process, including the internal control process. It also monitors the Company’s internal audit function, the work performed by the independent registered public accounting firm and the Company’s compliance with related applicable legal and regulatory requirements. It accomplishes these tasks by receiving regular reports from Federated’s Chief Audit Executive (“CAE”), as well as from Federated’s independent registered public accounting firm. It also meets in regular executive sessions with the CAE and the independent registered public accounting firm.

In addition, the Board as a whole receives regular reports on significant legal and regulatory matters from Federated’s General Counsel.

Federated maintains several departments which focus on risk assessment and mitigation. It maintains an Enterprise Wide Risk Management department (“Risk Management”) headed by the CRO. Risk Management implements the processes established to report and monitor material risks to the Company. The CRO reports directly to the Compliance Committee of the Board on a quarterly basis and the full Board as appropriate. The CRO reports to the Compliance Committee on significant enterprise risks such as regulatory, compliance and business risks as well as top investment-related risks that could impact the investment products under management by Federated. The CRO also provides the Compliance Committee with regular updates on enterprise risk initiatives being conducted by Risk Management.

Federated also maintains a Compliance Department headed by the CCO. The function of the Compliance Department and the role of the CCO are intended to operate in a manner consistent with Rule 38a-1 under the Investment Company Act of 1940 and Rule 206(4)-7 of the Investment Advisers Act of 1940, respectively. The Compliance Department’s primary responsibility is to assure that compliance and ethical standards are in place within Federated and that policies and procedures have been adopted and implemented that are reasonably designed to prevent violation of federal securities laws and regulations. The CCO, like the CRO, reports directly to the Compliance Committee on significant compliance issues and initiatives on a quarterly basis and the full Board as appropriate.

Federated also maintains an Internal Audit Department headed by the CAE. The function of the Internal Audit Department is to provide an internal assessment of business processes, including assessments of Federated’s internal controls over the financial reporting process. It also provides consulting services to Federated business units to better allow such units to assess and monitor risk relating to their business processes. The CAE reports directly to the Audit Committee on significant internal audit-related issues, as well as on the progress of management’s review of the internal controls over financial reporting on a quarterly basis.

Each of the CCO, CAE, CRO and General Counsel has the authority to contact the Board directly at any time to discuss risk-related matters if they deem it necessary. In addition, Federated fosters effective communications among its various departments by maintaining an internal compliance committee that meets at least quarterly and consists of the CCO, CAE, CRO and General Counsel. This committee presents a formal mechanism for these department heads to discuss compliance- and risk-related matters at Federated.

Federated believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing Federated and that the Board leadership structure, described above, supports this approach.

Nomination of Directors

Under the NYSE Rules, Federated is not required to have a nominating committee because it is considered a “controlled company” for purposes of these rules. In light of this fact, Federated believes that it is appropriate not to have a nominating committee and, therefore, does not have a nominating committee charter in reliance on the NYSE Rules exemption. Federated’s current practice is for the Board as a whole to perform the functions of a nominating committee.

The Board does not currently consider director candidates recommended by Shareholders and does not have a formal policy with regard to consideration of director candidates recommended by Shareholders. Federated believes that it is appropriate not to have such a policy because of its status as a “controlled company” under the NYSE Rules.

The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees. Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, the Board believes directors should be selected so that the Board is a diverse body. In order to achieve this result, the Board seeks nominees who reflect differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole. Nominees for directorship are recommended to the Board by Federated’s Chief Executive Officer and its other directors. An invitation to join the Board will generally be extended by Federated’s Chief Executive Officer and its Chairman of the Board.

Compensation of Directors

Members of the Board who are also employees of Federated do not receive compensation for their service as directors. For their service as directors, non-management directors receive (i) $50,000 per year; (ii) $5,000 per year for each Board Committee Membership; (iii) $2,500 per year for Compliance or Compensation Committee Chairmanship or Lead Independent Director/ $7,500 per year for Audit Committee Chairmanship (each of the aforementioned payable in quarterly installments); (iv) $1,500 per attendance at a special meeting of the Board payable when such meetings occur; and (v) 1,900 shares of unrestricted Class B Common Stock annually pursuant to Federated’s Stock Incentive Plan. Federated also paid the premiums for term life insurance and travel/accident insurance for each of Messrs. Farrell and Kelly, and Ms. Jones, which, in the aggregate, cost Federated approximately $227 in 2015.

Director Compensation Table

The following table sets forth compensation information for the fiscal year ended December 31, 2015 for Federated’s non-management directors.

2015 DIRECTOR COMPENSATION TABLE

Name (1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Michael J. Farrell	75,000	65,987	1,014	142,001
David M. Kelly	70,000	65,987	270	136,257
Marie Milie Jones	65,000	65,987	230	131,217

(1)	The compensation of Messrs. John F. Donahue and J. Christopher Donahue is set forth in the 2015 Summary Compensation Table. Mr. John W. McGonigle is an executive officer of Federated, however, since Mr. McGonigle is not a Named Executive Officer for 2015, as defined in the following Compensation Discussion and Analysis, his executive compensation is not included in the 2015 Summary Compensation Table. Messrs. John F. Donahue, J. Christopher Donahue, and McGonigle do not receive any additional compensation for services provided as a director of Federated.
(2)	The amounts in this column reflect the grant date fair value of 1,900 shares of unrestricted Class B Common Stock granted to each of Messrs. Farrell and Kelly, and Ms. Jones, as non-management directors in 2015 pursuant to the Stock Incentive Plan. The grant date fair value reflects the closing price of $34.73 for Federated Class B Common Stock on the NYSE on April 24, 2015. As of December 31, 2015, each of Messrs. Farrell and Kelly, and Ms. Jones, had the following number of stock options outstanding: Michael J. Farrell: 12,000, David M. Kelly: 12,000, and Marie Milie Jones: 0. Any stock options still outstanding were granted in 2009 or earlier. There have been no stock options granted since that time.
(3)	The amounts in this column reflect imputed income for Federated-provided life and travel/accident insurance.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.

Respectfully Submitted:

Michael J. Farrell, Compensation Committee Chairman

David M. Kelly, Compensation Committee Member

Marie Milie Jones, Compensation Committee Member

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The investment management business is highly competitive and experienced professionals have significant career mobility. Federated’s ability to attract, retain and properly motivate highly qualified professionals is a critical factor in maintaining Federated’s competitive position within the investment management industry and ensuring Federated’s future success. Accordingly, Federated’s compensation program is comprised of competitive levels of cash compensation together with equity and other components that are consistent with Shareholder interests. Federated’s compensation program is designed to reward outcomes related to a variety of factors including Federated’s revenues, earnings, earnings on a per share basis, and return on equity and payout ratio. Additional consideration is given to Federated’s investment and financial performance as measured against other similar companies within the investment management industry and the performance of Federated’s stock. Federated’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers are referred to herein as the “Named Executive Officers.”

Allocation Among Compensation Components

As previously noted, each component of Federated’s compensation program is designed to be competitive within the investment management industry and to align the interests of Federated’s executive officers with those of Federated’s Shareholders. The final determination on setting compensation for executive officers rests with the Compensation Committee. The Compensation Committee takes a holistic approach to assessing and determining the components of each executive officer’s total compensation. The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated’s Chief Executive Officer in analyzing information relating to company and individual performance. The Compensation Committee not only considers a variety of factors relating to Company performance including Federated’s Operating Profits (as defined hereinafter), revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated’s peer group, as discussed below. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. The Compensation Committee subjectively considers a number of different individual and corporate performance factors, but gives no specific weighting to any such factor. Each component of compensation is reviewed independently each year, taking into consideration both Company and individual results as well as comparative peer group information.

Peer Group. In 2015, Federated engaged Deloitte Consulting (“Deloitte”), a nationally recognized consulting firm with expertise in executive compensation practices and program design, to conduct a study of the compensation of executive officers at Federated and eleven of Federated’s peers within the investment management industry. The Compensation Committee has reviewed Federated’s relationships with, and the services provided by, Deloitte and has not identified any conflicts of interest.

Federated’s peer group selected for purposes of Deloitte’s study included Affiliated Managers Group, Inc.; AllianceBernstein Holding LP; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Franklin Resources, Inc.; INVESCO Ltd.; Janus Capital Group, Inc.; Legg Mason, Inc.; T. Rowe Price Group, Inc.; and Waddell & Reed Financial, Inc. In selecting this peer group, Federated used the size criteria of approximately one-half to two times Federated in one or more of the following metrics: revenue, assets under management, net income and market capitalization. The peer group data used for purposes of Deloitte’s study is generally gathered from publicly disclosed documents of those companies. Therefore, these results will typically only relate to the five most highly compensated executive officers of a given company. Information prepared by Deloitte was provided to the Compensation Committee to assist it in its efforts to determine appropriate levels of compensation. While the Compensation Committee considers the peer data provided by Deloitte in setting executive compensation, Federated does not benchmark to a specified percentile of this peer group.

Base Salary. Base salaries are intended to form a competitive percentage of total cash compensation. Federated’s objective in paying a base salary is to provide its executive officers with a level of assured cash compensation that is commensurate with their position, expertise and accomplishments. In establishing base salaries, the Compensation Committee considers performance assessments and recommendations provided by Federated’s Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also gives consideration to Federated’s financial results from the prior year as well as the base salaries paid for comparable positions by companies in Federated’s peer group. The Compensation Committee did not increase executive officers’ 2015 base salaries consistent with Federated’s company-wide effort to control expenses in 2015.

Bonuses. Bonuses paid under the Federated Investors, Inc. Annual Incentive Plan (“Annual Incentive Plan”) are designed to reward executive officers for the successful attainment of annual results that are consistent with Federated’s long-term growth and development. Each year, the Compensation Committee establishes one or more performance goals that must be attained for bonuses to be awarded under the Annual Incentive Plan. The performance period over which the performance goals are measured may be a calendar year, or other period of 12 months or less, for which a participant’s performance is measured as established in the discretion of the Compensation Committee. In 2015, the Compensation Committee required that Federated attain operating profits of $60 million for the nine month period ending September 30, 2015 for bonuses to be awarded. For purposes of the Annual Incentive Plan performance goal, operating profits are defined, for the applicable performance period, as total revenue less distributions to non-controlling (minority) interests and less total expenses (including net nonoperating income/expenses and income taxes and excluding amortization of intangibles, impairment losses and debt expenses) as reflected in Federated’s audited or unaudited financial statements (“Operating Profits”). Achievement of the performance goal is a condition for payment of a bonus under the Annual Incentive Plan. For the nine-month period ended September 30, 2015, Federated had Operating Profits of approximately $128.81 million. The maximum amount that may be awarded to each executive officer in a given year under the Annual Incentive Plan is $6 million. Achievement of the performance goal, however, does not serve to ensure the award of a bonus under the Annual Incentive Plan. The Compensation Committee has the discretion, in appropriate circumstances, to reduce or eliminate a bonus even if a performance goal is achieved. The awards are payable under the Annual Incentive Plan promptly after the Compensation Committee has determined that the performance goal, and any other material terms, have been achieved (but in no event later than 2  1⁄2 months after the close of the fiscal year in which the performance period ends).

In addition to the Operating Profits threshold for bonuses under the Annual Incentive Plan, in determining awards for 2015 under the Annual Incentive Plan, the Compensation Committee considered a variety of factors including Federated’s Operating Profits, revenues, earnings, earnings on a per share basis and return on equity and payout ratio. Also taken into consideration by the Compensation Committee was the performance of Federated’s stock, Federated’s investment and financial performance as measured against other similar companies within the investment management industry, and the performance assessment and recommendations made by Federated’s Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also considered the Company’s relative performance in challenging market conditions, the Company’s effective expense management and the Company’s market share.

The Compensation Committee, as noted above, also considers individual performance factors.

Individual factors the Compensation Committee considered when determining J. Christopher Donahue’s 2015 bonus award included executive leadership with respect to overall management of the Company, and executive leadership in responding to current and emerging regulatory issues.

Individual factors the Compensation Committee considered when determining Thomas R. Donahue’s 2015 bonus award included breadth of operational responsibility beyond traditional Chief Financial Officer duties, and executive leadership with respect to financial reporting, industry initiatives, and acquisitions.

Individual factors the Compensation Committee considered when determining John B. Fisher’s 2015 bonus award included executive leadership with respect to investment management, product performance and depth and breadth of fund knowledge.

Individual factors the Compensation Committee considered when determining Thomas E. Territ’s 2015 bonus award included executive leadership with respect to product sales, sales results and communications with fund shareholders.

Individual factors the Compensation Committee considered when determining John F. Donahue’s 2015 bonus award included strategic vision, executive leadership among senior staff, relationship with mutual fund boards, and industry expertise.

The Compensation Committee gives no specific weighting to any of the aforementioned individual and corporate performance factors and considers each of them on a subjective basis. For 2015, consistent with past practice, the Compensation Committee, in the exercise of its discretion under the Annual Incentive Plan, reduced the amount of the bonus award from the maximum amount eligible to be attained by an executive officer.

Equity Compensation. For 2015 Annual Incentive Plan bonus awards, executives under the age of sixty-two on the date of the award generally receive eighty percent in cash and twenty percent in the form of restricted stock (“Bonus Restricted Stock”), and may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. For 2015, executive officers aged sixty-two or older on the date of the award, who receive bonus awards under the Annual Incentive Plan may elect to receive 100% of such awards in cash, may elect to receive eighty percent in cash and twenty percent in Bonus Restricted Stock or may elect to receive seventy percent in cash and thirty percent in Bonus Restricted Stock. Bonus Restricted Stock is awarded at eighty-five percent of fair market value, which is based on the closing price of Federated Class B Common Stock on the NYSE on the award date and generally vests over a three-year period. Bonus Restricted Stock awards are made at eighty-five percent of fair market value in recognition of the risk of forfeiture and the delay in receiving awards earned under the Annual Incentive Plan. The Company believes that the Bonus Restricted Stock portion of the award serves to further align the interests of executive officers with those of the Shareholders.

In 2015, the Compensation Committee also granted periodic restricted stock (“Periodic Restricted Stock”) awards to executive officers under the Stock Incentive Plan. In determining whether Periodic Restricted Stock awards are appropriate and, if so, the size of such an award, the Compensation Committee holistically considers any outstanding and unvested stock options and restricted stock the executive officer holds as well as the value of equity compensation as a component of total compensation. In making its decision, the Compensation Committee also considers on a subjective basis factors such as the executive officer’s performance, changes in his or her responsibilities, promotions and general industry practices. Periodic Restricted Stock awards, for which executive officers pay the Company $3.00 per share, generally vest over a ten-year period, which Federated believes serves to align the long-term interests of executive officers with those of Federated’s Shareholders. The timing of Periodic Restricted Stock grants is driven by the Compensation Committee’s assessment of the need to compensate executive officers, not by Federated’s stock price. Grants are made only during “open” periods in which the Company has not implemented trading restrictions. Please refer to footnotes (1) and (2) of the 2015 Summary Compensation Table and footnotes (2), (3) and (4) of the 2015 Outstanding Equity Awards at Fiscal Year End Table, and the Narrative Disclosure to 2015 Summary Compensation Table and 2015 Grants of Plan-Based Awards Table, for further information relating to the Company’s awards of Bonus Restricted Stock and Periodic Restricted Stock to Named Executive Officers.

Federated does not currently award stock options to its executive officers (or its other employees).

Perquisites and Other Benefits. Federated provides a limited number of perquisites and other benefits to its executive officers that are intended to encourage the health and wellness of its executive officers and to reduce the time and attention that they must spend on non-Federated issues.

Certain executive officers are eligible for reimbursement for the initiation fees and dues associated with membership in golf and/or social clubs that have a business purpose. Such memberships provide executive officers with an appropriate forum for entertaining clients and interacting with the community. During 2015, one executive officer was provided the use of a company car and seven executive officers were provided with on-site parking at Federated’s headquarters. Executive officers are permitted to use Federated’s corporate aircraft for a limited amount of personal use when the corporate aircraft is not being utilized for business purposes. Such personal use of the corporate aircraft must be pre-approved by the Chief Executive Officer or Chief Financial Officer. Personal use of the corporate aircraft by an executive officer results in taxable income to the executive officer determined in accordance with Internal Revenue Service regulations. For security and efficiency reasons, the Chairman, Chief Executive Officer and Chief Financial Officer are required to use the corporate aircraft for business and personal use to the greatest reasonable extent.

Executive officers are entitled to receive medical, life and disability coverage and other corporate benefits available to most of Federated’s other employees. Executive officers are also provided an annual physical, at their option.

Executive officers are eligible to participate in the Federated Investors, Inc. Profit Sharing/401(k) Plan, which is made available to substantially all of Federated’s employees.

Board Process

The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated’s Chief Executive Officer in analyzing information relating to Company and individual performance. As discussed above, the Compensation Committee also considers a variety of factors when determining annual salary and awards of bonuses under the Annual Incentive Plan or awards of Periodic Restricted Stock under the Stock Incentive Plan. The Compensation Committee not only considers a variety of factors relating to Company performance including Federated’s Operating Profits, revenues, earnings per share and stock performance, but also considers industry compensation trends among companies in Federated’s peer group as provided in the aforementioned study conducted by Deloitte. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. Although the Compensation Committee considers a number of different individual and corporate performance factors, no specific weighting is given to any such factor. Because Federated is a “controlled company” and does not solicit proxies, consents or authorizations from shareholders relating to the Annual Meeting of the Shareholders, Federated is not required to hold, and, therefore, consideration is not given to the results of, a shareholder advisory vote on executive compensation pursuant to Section 14A of the Exchange Act.

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended December 31, 2015, 2014 and 2013 for Federated’s Named Executive Officers.

2015 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
J. Christopher Donahue President and Chief Executive Officer	2015	787,500	838,243	2,030,000	349,584	4,005,327
	2014	787,500	847,078	1,662,500	361,166	3,658,244
	2013	787,500	1,418,065	1,680,000	347,471	4,233,036

Thomas R. Donahue Chief Financial Officer and President, FII Holdings, Inc.	2015	720,000	1,163,478	1,417,500	385,082	3,686,060
	2014	720,000	1,189,295	1,260,000	363,330	3,532,625
	2013	720,000	1,171,009	1,260,000	318,015	3,469,024

John B. Fisher Vice President and President and Chief Executive Officer, Federated Advisory Companies	2015	635,000	1,104,671	2,200,000	291,427	4,231,098
	2014	635,000	1,106,945	1,960,000	281,986	3,983,931
	2013	635,000	1,065,121	1,880,000	283,232	3,863,353

Thomas E. Territ Vice President and President, Federated Securities Corp.	2015	500,000	1,069,359	2,000,000	241,857	3,811,216
	2014	500,000	1,071,653	1,840,000	247,840	3,659,493
	2013	500,000	1,294,525	1,760,000	245,548	3,800,073

John F. Donahue Chairman	2015	810,000	—	1,800,000	94,881	2,704,881
	2014	810,000	—	1,800,000	87,331	2,697,331
	2013	810,000	—	1,800,000	95,469	2,705,469

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock awards for the fiscal years ended December 31, 2015, 2014 and 2013 calculated in accordance with U.S. generally accepted accounting principles applicable to stock compensation. Additional information regarding Restricted Stock awards can be found in the 2015 Grants of Plan-Based Awards Table. The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(p) of Federated’s Consolidated Financial Statements contained in Federated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	The table below is provided to assist the reader in understanding the total bonus earned by each Named Executive Officer under the Annual Incentive Plan (“Total Bonus”) and the percentage of such Total Bonus allocated to Bonus Restricted Stock (“% BRS”) for each of the fiscal years ended December 31, 2015, 2014 and 2013.

	2015 Annual Incentive Plan		2014 Annual Incentive Plan		2013 Annual Incentive Plan
	Total Bonus ($)	% BRS	Total Bonus ($)	% BRS	Total Bonus ($)	% BRS
J. Christopher Donahue	2,900,000	30	2,375,000	30	2,400,000	30
Thomas R. Donahue	2,025,000	30	1,800,000	30	1,800,000	30
John B. Fisher	2,750,000	20	2,450,000	20	2,350,000	20
Thomas E. Territ	2,500,000	20	2,300,000	20	2,200,000	20
John F. Donahue	1,800,000	0	1,800,000	0	1,800,000	0

While the cash portion of the Total Bonus paid in 2016 for fiscal year 2015 is reported in the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table, the portion of the fiscal year 2015 Total Bonus received in the form of Bonus Restricted Stock in 2016 is not represented. Rather, the Bonus Restricted Stock received in 2015 for fiscal year 2014 Total Bonus is included in the “Stock Awards” column for fiscal year 2015. The grant date fair value of the Bonus Restricted Stock received in 2015, 2014 and 2013 under the Annual Incentive Plan for fiscal years 2014, 2013 and 2012, respectively, was based on the NYSE closing prices of $34.35, $28.01 and $23.38, respectively, on the relevant grant dates. The closing price of the Class B Common Stock on December 31, 2015 was $28.65. Bonus Restricted Stock is awarded at eighty-five percent of fair market value on the date of grant.

(3)	With respect to Mr. J. Christopher Donahue, the amount listed for the fiscal year ended December 31, 2015 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, spousal travel and an annual physical. In addition, Federated paid the premium for long-term disability insurance. It also includes a life insurance premium of $51,779, medical insurance premium of $65,794, dividends on restricted stock of $160,110 and $30,415 that reflects the aggregate incremental cost to Federated of personal use of the corporate aircraft. The aggregate incremental cost to Federated of personal use of the corporate aircraft is determined on a per flight basis and includes cost of fuel, landing and storage fees, crew-related expenses and other miscellaneous variable costs.

With respect to Mr. Thomas R. Donahue, the amount listed for the fiscal year ended December 31, 2015 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, spousal travel and personal use of the corporate aircraft. In addition, Federated paid the premium for long-term disability insurance. It also includes a life insurance premium of $50,959, a medical insurance premium of $87,691 and dividends on restricted stock of $189,738.

With respect to Mr. Fisher, the amount listed for the fiscal year ended December 31, 2015 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues and an annual physical. In addition, Federated paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $233,564 and $26,948 that reflects personal use of the corporate aircraft.

With respect to Mr. Territ, the amount listed for the fiscal year ended December 31, 2015 reflects matching contributions under Federated’s 401(k) Plan, company-provided parking, club dues, spousal travel and a corporate gift of token value. In addition, Federated paid premiums for long-term disability and portions of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $201,935.

With respect to Mr. John F. Donahue, the amount listed for the fiscal year ended December 31, 2015 reflects the use of a company car. In addition, Federated paid the premium for long-term disability insurance. It also includes a life insurance premium of $24,957 and a medical insurance premium of $68,191.

Grants of Plan-Based Awards

The following table sets forth information concerning cash bonuses and restricted stock awards granted to the Named Executive Officers during the fiscal year ended December 31, 2015.

2015 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock	Grant date
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (#) (3)	Maximum (#)	awards: number of shares of stock or units (#) (4)	fair value of stock and option awards ($) (5)
J. Christopher	3/6/15	1/22/15							24,403	838,243
Donahue
				2,030,000	6,000,000
Thomas R.	3/6/15	1/22/15							18,495	635,303
Donahue
	11/18/15	10/22/15					18,500			528,175
				1,417,500	6,000,000
John B.	3/6/15	1/22/15							16,783	576,496
Fisher
	11/18/15	10/22/15					18,500			528,175
				2,200,000	6,000,000
Thomas E.	3/6/15	1/22/15							15,755	541,184
Territ
	11/18/15	10/22/15					18,500			528,175
				2,000,000	6,000,000
John F.
Donahue
				1,800,000	6,000,000

(1)	Compensation Committee approval date.
(2)	With respect to Messrs. J. Christopher Donahue and Thomas R. Donahue, the amounts in this column reflect seventy percent of the bonus each received in 2016 under the Annual Incentive Plan for fiscal year 2015. The remaining thirty percent for 2015 was received in 2016 in the form of Bonus Restricted Stock. With respect to Messrs. Fisher and Territ, the amounts in this column reflect eighty percent of the bonus each received in 2016 under the Annual Incentive Plan for fiscal year 2015. The remaining twenty percent for 2015 was received in 2016 in the form of Bonus Restricted Stock.
(3)	The amounts reflected in this column represent Periodic Restricted Stock received in 2015 under the Stock Incentive Plan for a purchase price of $3 per share.
(4)	The amounts reflected in this column represent Bonus Restricted Stock received in 2015 attributed to the allocated portion of the 2014 bonus under the Annual Incentive Plan, which is generally subject to a three-year vesting period.
(5)	The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(p) of Federated’s Consolidated Financial Statements contained in Federated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Named Executive Officers pay the Company $3.00 per share for Periodic Restricted Stock awards.

Narrative Disclosure to 2015 Summary Compensation Table and 2015 Grants of Plan-Based Awards Table

Bonus Restricted Stock awards included in the “Stock Awards” column of the 2015 Summary Compensation Table were granted in partial payment of the 2014 bonus awards and generally vest in equal one-third amounts over a three-year period. The Bonus Restricted Stock is awarded at eighty-five percent of fair market value. The Bonus Restricted Stock is granted under the Annual Incentive Plan. See the discussion under the captions Bonuses and Equity Compensation in the Compensation Discussion and Analysis above for further information regarding the terms of the Annual Incentive Plan. The Bonus Restricted Stock grant date fair value is reflected under the “Grant date fair value of stock and option awards” column of the 2015 Grants of Plan-Based Awards Table.

On November 18, 2015, each of Messrs. Thomas R. Donahue, Fisher and Territ received an award of 18,500 shares of Periodic Restricted Stock under the Stock Incentive Plan, which awards are reflected in the “Estimated future payouts under equity incentive plan awards” column of the 2015 Grants of Plan-Based Awards Table. Each such award is governed by an accompanying 2015 Restricted Stock Award Agreement, which specifies that the shares are subject to forfeiture should a certain performance measurement not be attained. In order to satisfy the performance measurement, Federated must have Operating Profits of at least $63.75 million for the nine-month period ending September 30, 2016. Such awards are also subject to confidentiality and non-competition obligations. Recipients pay the Company $3.00 per share for Periodic Restricted Stock awards and are entitled to receive dividends on the shares which are the same as those paid on unrestricted Class B Common Stock. Periodic Restricted Stock awards granted in 2015 vest over a ten-year period with restrictions lapsing fifty percent on each of approximately the award’s fifth- and tenth-year anniversaries, except in the case of a recipient’s death or separation from employment due to disability, in which case should death or separation from employment due to disability occur prior to the fifth vesting date, the stock vests in accordance with the vesting schedule and all unvested shares at the time of death or disability are forfeited and sold back to Federated for the purchase price ($3.00/share) or should death or separation from employment due to disability occur on or after the fifth vesting date, all of the unvested shares become vested shares upon such separation from employment or death.

Federated makes a matching contribution under the Federated Investors, Inc. Profit Sharing/401(k) Plan in an amount equal to 100% of the first 2% that each participant defers and 50% of the next 4% of deferral contributions, and these amounts are included in the “All Other Compensation” column of the 2015 Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested restricted stock awards held by the Named Executive Officers as of December 31, 2015. The Named Executive Officers held no stock options as of December 31, 2015. Please note that John F. Donahue held no unvested restricted stock awards in 2015.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Stock Awards
Name	Grant Date		Number of shares or units of Stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)
J. Christopher	11/18/2009	(2)	11,250	322,313
Donahue	11/18/2010	(2)	12,500	358,125
	11/18/2011	(2)	20,000	573,000
	11/16/2012	(2)	17,000	487,050
	3/4/2013	(3)	13,083	374,828
	11/18/2013	(2)	18,000	515,700
	3/7/2014	(3)	20,162	577,641
	3/6/2015	(3)	24,403	699,146

			136,398	3,907,803

Thomas R. Donahue	8/17/2007	(4)	8,750	250,688
	11/18/2008	(2)	10,000	286,500
	11/18/2009	(2)	11,250	322,313
	11/18/2010	(2)	12,500	358,125
	11/18/2011	(2)	20,000	573,000
	11/16/2012	(2)	17,000	487,050
	3/4/2013	(3)	9,561	273,923
	11/18/2013	(2)	18,000	515,700
	3/7/2014	(3)	15,121	433,217
	11/18/2014	(2)	19,000	544,350
	3/6/2015	(3)	18,495	529,882
	11/18/2015	(2)	18,500	530,025

			178,177	5,104,773

John B. Fisher	4/4/2006	(4)	30,000	859,500
	8/17/2007	(4)	14,000	401,100
	11/18/2008	(2)	16,000	458,400
	11/18/2009	(2)	11,250	322,313
	11/18/2010	(2)	12,500	358,125
	11/18/2011	(2)	20,000	573,000
	11/16/2012	(2)	17,000	487,050
	3/4/2013	(3)	8,051	230,661
	11/18/2013	(2)	18,000	515,700
	3/7/2014	(3)	13,161	377,063
	11/18/2014	(2)	19,000	544,350
	3/6/2015	(3)	16,783	480,833
	11/18/2015	(2)	18,500	530,025

			214,245	6,138,120

Thomas E. Territ	4/4/2006	(4)	15,000	429,750
	8/17/2007	(4)	8,750	250,688
	11/18/2008	(2)	10,000	286,500
	11/18/2009	(2)	11,250	322,313
	11/18/2010	(2)	12,500	358,125
	11/18/2011	(2)	20,000	573,000
	11/16/2012	(2)	17,000	487,050
	3/4/2013	(3)	11,322	324,375
	11/18/2013	(2)	18,000	515,700
	3/7/2014	(3)	12,321	352,997
	11/18/2014	(2)	19,000	544,350
	3/6/2015	(3)	15,755	451,381
	11/18/2015	(2)	18,500	530,025

Total			189,398	5,426,254

(1)	The amounts in this column reflect a December 31, 2015 closing price of $28.65 for Class B Common Stock on the NYSE.
(2)	These restricted stock awards have a 10-year vesting period which vests 5% in years 1-4 and years 6-9 and 30% in years 5 and 10. Vested shares are still considered restricted until they are released - releases occur in years 5 (first half of shares released) and 10 (second half of shares released). Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to original shares awarded):
11/18/2008	5% on or about November 1, 2016, and 2017; 30% on November 1, 2018
11/18/2009	5% on or about November 1, 2016, 2017, and 2018; 30% on November 1, 2019
11/18/2010	5% on or about November 1, 2016, 2017, 2018, and 2019; 30% on November 16, 2020
11/18/2011	5% on or about November 1, 2017, 2018, and 2019; 5% on November 16, 2020; 30% on November 1, 2016 and November 16, 2021
11/16/2012	5% on or about November 1, 2016, 2018, and 2019; 5% on or about November 16, 2020 and 2021; 30% on November 1, 2017 and November 16, 2022
11/18/2013	5% on or about November 1, 2016, 2017, and 2019; 5% on or about November 16, 2020, 2021, and 2022; 30% on November 1, 2018 and November 17, 2023
11/18/2014	5% on or about November 1, 2016, 2017, and 2018; 5% on or about November 16, 2020, 2021, 2022 and 2023; 30% on November 1, 2019 and November 18, 2024

11/18/2015	5% on or about November 1, 2016, 2017, 2018, and 2019; 5% on or about November 16, 2021, 2022, 2023 and 2024; 30% on or about November 16, 2020 and 2025

(3)	These restricted stock awards are 3-year bonus plans which vest 33 1/3% each year for three years. Vested shares under these plans are released upon vesting. Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to original shares awarded):
3/4/2013	Two-thirds of this award has already vested; remaining one-third to vest on March 4, 2016
3/7/2014	One-third of this award has already vested; remaining two-thirds to vest in equal installments on March 4, 2016 and March 3, 2017
3/6/2015	Vests in three equal installments on each of March 4, 2016, March 3, 2017 and March 6, 2018

(4)	These restricted stock awards are structured identically to the 10-year November awards described in footnote (2). Vesting schedules for these awards are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to original shares awarded):
4/4/2006	30% on March 25, 2016
8/17/2007	5% on August 1, 2016; 30% on August 1, 2017

Option Exercises and Stock Vested

The following table sets forth information concerning restricted stock held by the Named Executive Officers that vested during the fiscal year ended December 31, 2015. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2015.

2015 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
J. Christopher Donahue	48,750	1,578,218

Thomas R. Donahue	42,738	1,359,260

John B. Fisher	45,111	1,413,904

Thomas E. Territ	44,990	1,421,832

John F. Donahue	—	—

(1)	The value realized on vesting of stock awards is equal to the difference between the closing market price of Class B Common Stock on the NYSE on the date of vesting and the purchase price paid by the Named Executive Officer, if any, multiplied by the number of shares that vested.

Employment Agreements and Change-of-Control Agreements

Federated generally does not have employment agreements or change-of-control agreements with its executive officers. The only employment agreements Federated currently has in place with Named Executive Officers are those with Mr. John B. Fisher and Mr. Thomas E. Territ.

On December 28, 1990, Mr. Fisher entered into an employment agreement (the “1990 Employment Agreement”) with Federated Investors, a predecessor of Federated, in connection with his employment by Federated Investors as an officer and employee. The 1990 Employment Agreement is still in effect. Under the terms of the 1990 Employment Agreement, Mr. Fisher is subject to certain restrictions with regard to confidentiality and competition. Mr. Fisher is not permitted to disclose confidential information that he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Fisher is prohibited from directly or indirectly competing with Federated for a period of two years. Furthermore, upon termination of his employment, Mr. Fisher agrees not to directly or indirectly solicit employees of Federated to terminate their employment or contractual relationships with Federated.

On July 6, 1983, Mr. Territ entered into an employment agreement (the “1983 Employment Agreement”) with Federated Securities Corp., a subsidiary of Federated, in connection with his employment by Federated Securities Corp. as a sales representative. The 1983 Employment Agreement is still in effect. Under the terms of the 1983 Employment Agreement, Mr. Territ is subject to certain restrictions with regard to confidentiality and competition. Mr. Territ is not permitted to disclose confidential information he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Territ is prohibited from directly or indirectly competing with Federated for a period of two years. Furthermore, upon termination of his employment, Mr. Territ agrees not to directly or indirectly solicit employees of Federated to terminate their employment or contractual relationships with Federated.

The only agreements Federated currently has in place with Named Executive Officers that contain a change-of-control provision are the respective 2006 Restricted Stock Award Agreements entered into with Mr. John B. Fisher and Mr. Thomas E. Territ on April 4, 2006 under the Stock Incentive Plan pursuant to which Mr. Fisher received 100,000 shares of Restricted Stock and Mr. Territ received 50,000 shares of Restricted Stock. Under the terms of the respective Agreements, the shares awarded vest over a ten-year period with restrictions lapsing on fifty percent of the award on each of approximately the award’s fifth- and tenth-year anniversaries. In certain circumstances where there is a change of control (as described below), the vesting of the shares is accelerated. For this to occur, a combination of events must take place: (a) there must be a change in ownership of fifty-one percent or greater of the Class A Common Stock of Federated; and (b) one of the following must occur (i) Mr. Fisher’s or Mr. Territ’s employment agreement is terminated other than “for cause” (as defined in the Agreements) by Federated or its successor during the six-month period before or the first two-year period following a change in ownership or (ii) a constructive termination (as defined in the Agreement) occurs prior to the occurrence of events which would permit a termination “for cause” during the first two-year period following a change of ownership. If this “double-trigger” provision is satisfied, then any portion of the award not vested will fully vest. Assuming that the aforementioned events occurred on December 31, 2015, thereby satisfying the “double-trigger” provision, the shares of Restricted Stock awarded to Messrs. Fisher and Territ pursuant to the respective 2006 Restricted Stock Award Agreements that were not vested would have become fully vested with an approximate value of $859,500 for Mr. Fisher and $429,750 for Mr. Territ, which would include $90,000 Mr. Fisher paid for his shares and $45,000 Mr. Territ paid for his shares. Such events, however, did not occur. The 2006 Restricted Stock Awards issued to Messrs. Fisher and Territ will become fully vested on March 25, 2016.

TRANSACTIONS WITH RELATED PERSONS

During 2015, Mr. Richard B. Fisher, a co-founder of Federated and father of Mr. John B. Fisher, Vice President of Federated, was employed by Federated as Vice Chairman. Mr. Richard B. Fisher was provided a salary of eight hundred thousand dollars for his services throughout the year.

CONFLICT OF INTEREST POLICIES AND PROCEDURES

Federated maintains a Code of Business Conduct and Ethics (the “Code”). The Code applies to each director, officer and employee of Federated (each a “Covered Person”). The Code specifically addresses a variety of conflicts of interest, including transactions with related persons. The Code also sets forth guidance for Covered Persons with regard to general conflict of interest scenarios where an individual’s private interests interfere in any way with the interests of Federated as a whole. Federated relies on the integrity and undivided loyalty of Covered Persons to maintain the highest level of objectivity in performing their duties.

Covered Persons are expected to avoid any situation in which personal interests conflict, or have the appearance of conflicting, with those of Federated. Covered Persons are responsible for avoiding any misconduct or perceived conflicts of interest. Accordingly, employees are expected to use prudent behavior and discretion in all transactions and relationships and are required to make prompt and complete disclosure of any possible or probable conflict of interest to their direct supervisor or manager, human resources, or the Internal Compliance Committee, as defined hereinafter. Non-management directors are also expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving Federated as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. As a general rule, Covered Persons should never receive a payment or anything of value in exchange for a decision involving Federated’s business, with limited exceptions for token gifts of nominal value. Additionally, Covered Persons generally may not have any direct or indirect financial interest in, or any business relationship with, a person or entity that does business with Federated or is a competitor of Federated. This policy does not apply to an arms-length purchase of goods or services for personal or family use or to the ownership of less than five percent of the shares of a publicly traded company. Other arms-length business relationships with Federated and/or the Federated Funds may be permissible provided such business relationships are disclosed to, reviewed and approved by the Internal Compliance Committee (as detailed below). Furthermore, Covered Persons should not engage in outside jobs or activities that compete with Federated in any way. Except in certain limited circumstances, any employee who is invited to join the board of directors or to serve as an officer of another organization must obtain the approval of the Internal Compliance Committee. The Code requires directors who are invited to serve on other boards to promptly notify Federated’s Chief Executive Officer and Chairman.

The Code is administered by an Internal Compliance Committee, which consists of Federated’s General Counsel, Chief Compliance Officer, Chief Risk Officer and Chief Audit Executive. As previously discussed, the Code requires Covered Persons to disclose to the Internal Compliance Committee any personal activities or financial interests that could negatively influence, or give the appearance of negatively influencing, their judgment or decisions. The Internal Compliance Committee then determines if there is a conflict and, if so, how to resolve it without compromising the interests of Federated, the Federated Funds or other accounts, as applicable. When necessary, the Internal Compliance Committee will bring matters to the Chief Legal Officer, senior staff or the Board for final resolution.

A copy of the Code is available on Federated’s website at FederatedInvestors.com by first clicking on “About Federated” and then “Corporate Governance.”

SECURITY OWNERSHIP

Class A Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated’s Class A Common Stock by each person who is known by Federated to own beneficially more than five percent of the outstanding shares of Class A Common Stock as of February 29, 2016.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Voting Shares Irrevocable Trust dated May 31, 1989	9,000	100.0%
c/o The Beechwood Company, L.P. Suite 850 1001 Liberty Avenue Pittsburgh, Pennsylvania 15222-3716

All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are Mr. John F. Donahue, his wife, and his son, Mr. J. Christopher Donahue, for the benefit of certain members of the family of John F. Donahue. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated or as required by applicable law. The address for the trustees of the Voting Trust is the same address shown in the above table.

Class B Common Stock

The following table sets forth certain information regarding beneficial ownership of Federated’s Class B Common Stock as of February 29, 2016 by (i) each of the current directors of Federated, (ii) the Named Executive Officers of Federated, and (iii) all executive officers and current directors of Federated as a group. As of February 29, 2016 there were 103,771,327 shares of Class B Common Stock outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class
J. Christopher Donahue (3)	3,129,378	3.0%
John W. McGonigle (4)	3,469,804	3.3%
Thomas R. Donahue (5)	2,008,101	1.9%
John F. Donahue (6)	1,078,724	1.0%
John B. Fisher (7)	515,797	*
Thomas E. Territ	358,615	*
Michael J. Farrell (8)	69,300	*
David M. Kelly (9)	43,400	*
Marie Milie Jones	3,600	*

All executive officers and current directors as a group (13 persons)	10,942,565	10.5%

*	Less than 1%.
(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.
(2)	Does not include an aggregate of 30,654 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the Federated Investors, Inc. Profit Sharing/401(k) Plan.
(3)	Includes 592,766 shares for which Mr. J. Christopher Donahue has the power to sell, transfer or otherwise dispose under powers of attorney (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 592,766 shares for which he has powers of attorney); 75,073 shares for which Mr. J. Christopher Donahue is a custodian of shares under the Uniform Transfer for Minors Act (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 75,073 shares for which he acts as custodian); 341,542 shares owned by The Beechwood Company, L.P., a limited partnership of which Beechmax, Inc. is general partner, Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of Beechmax, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of approximately 340,959 shares owned by The Beechwood Company, L.P.); and 82 shares owned by AWOL, Inc., Mr. J. Christopher Donahue is a trustee of the Trust for the Benefit of the Family of J. Christopher Donahue which is a shareholder of AWOL, Inc. (Mr. J. Christopher Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.).
(4)	Includes 1,954,878 shares owned by Fairview Partners, L.P., a limited partnership of which 713 Investment Corporation is the sole general partner; 214,946 shares owned by 713 Investment Partners, L.P., a limited partnership of which 713 Investment Corporation is the sole general partner (Mr. McGonigle and his wife are shareholders and directors of 713 Investment Corporation); 942,675 shares owned by the John W. McGonigle Revocable Trust; and 357,305 shares owned by the Mary Ita McGonigle Revocable Trust. Mr. McGonigle disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.

(5)	Includes 4,409 shares owned by Mrs. Thomas R. Donahue; 6,550 shares for which Mr. Thomas R. Donahue is a custodian of shares under the Uniform Transfer for Minors Act (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 6,550 shares for which he acts as custodian); 131,035 shares which Mr. Thomas R. Donahue has the power to sell, transfer or otherwise dispose under a power of attorney (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 131,035 shares for which he holds powers of attorney); 685,550 shares owned by Maxfund Partners, L.P., a limited partnership of which Maxfund, Inc. is the general partner, Mr. Thomas R. Donahue is a shareholder of Maxfund, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 659,835 shares owned by the Maxfund Partners, L.P.); 341,542 shares owned by The Beechwood Company, L.P., a limited partnership of which Beechmax, Inc. is general partner, Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of Beechmax, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 335,907 shares owned by The Beechwood Company, L.P.); 152,178 shares owned by an immediate family member living in his household (Mr. Thomas R. Donahue disclaims beneficial ownership of all 152,178 shares); 82 shares owned by AWOL, Inc., Mr. Thomas R. Donahue is a trustee of the Trust for the Benefit of the Family of Thomas R. Donahue which is a shareholder of AWOL, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of all 82 shares owned by AWOL, Inc.); and 50,000 shares owned by a family trust, for which Mr. Thomas R. Donahue is a trustee (Mr. Thomas R. Donahue disclaims beneficial ownership of all 50,000 shares owned by the family trust).
(6)	Includes 458,385 shares owned by Richmond Farm, L.P., a Pennsylvania limited partnership, of which Mr. John F. Donahue has controlling interest (Mr. John F. Donahue disclaims beneficial ownership of approximately 454,382 shares owned by Richmond Farm, L.P.); 38,821 shares owned by Comax Land Company of Florida; 5,819 shares owned by John F. Donahue Revocable Trust; 5,819 shares owned by Rhodora J. Donahue Revocable Trust; and 569,880 shares owned by the John F. Donahue and Rhodora J. Donahue Joint Revocable Trust.
(7)	Includes 40,000 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. Fisher is a general partner. Mr. Fisher disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.
(8)	Includes 12,000 stock options which are currently exercisable; 20,000 shares owned by the Farrell Family Partnership 2nd, a limited partnership of which Mr. Farrell is the sole owner of the corporate general partner; and 7,500 shares owned by the Michael J. Farrell Charitable Remainder Unit Trust. Mr. Farrell disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.
(9)	Includes 12,000 stock options which are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, Federated’s directors, its executive officers and any persons beneficially owning more than ten percent of Federated’s Class A Common Stock and Class B Common Stock are required to report their ownership of Federated’s Class A and Class B Common Stock and any changes in that ownership to the SEC and to the NYSE. Specific due dates for these reports have been established and Federated is required to report in this Information Statement any failure to file by these dates. Based on a review of any Forms 3 and 4 (and amendments) furnished to Federated during, and Forms 5 (and amendments) furnished to Federated with respect to, the fiscal year ended December 31, 2015, all reports required by Section 16(a) of the Exchange Act during the fiscal year were timely filed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm for 2015 and continues to serve as the independent registered public accounting firm for Federated. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following fees are for services rendered by Ernst & Young LLP for the audit of Federated’s financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, the audit of internal control over financial reporting for the fiscal years ended December 31, 2015 and December 31, 2014, the review of the financial statements in Federated’s Forms 10-Q for the fiscal years ended December 31, 2015 and 2014, and other billings for services rendered to Federated:

	2015	2014
Audit Fees:	$1,996,158	$1,947,052
Audit-Related Fees:	$101,848	$96,115
Fees for audit-related services primarily include due diligence, agreed upon procedures, audits of the employee benefit plan and other attest services.
Tax Fees:	$154,106	$184,646
Fees for tax services primarily include international tax compliance, tax advice and tax planning.
All Other Fees:	$138,585	$197,114
Fees for other services primarily include certain Federated-sponsored product-related tax assistance, portfolio scanner services and audits.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy for pre-approval of all audit, audit-related, tax and other services, classified as All Other Services, to be performed by Federated’s independent registered public accounting firm, subject to the de minimus exception for non-audit services described in Section 10A(i)(1) subparagraph (B) of the Exchange Act. The policy was adopted in order to ensure that the provision of these services does not impair the auditor’s independence. The Audit Committee annually, or more frequently (if necessary), reviews and pre-approves the services that may be provided by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The term of the general pre-approval is twelve months from the date of pre-approval, unless specifically provided otherwise. The Audit Committee will waive the pre-approval requirement with respect to the provision of non-audit services if: (i) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of fees paid by Federated to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by Federated at the time of engagement of the independent registered public accounting firm to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee (or its delegate) and approved prior to the completion of the audit. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any pre-approval decisions to the Audit Committee at its scheduled meetings. All fees paid to Ernst & Young LLP for the years ended December 31, 2015 and 2014 were pre-approved by the Audit Committee in accordance with this policy.

APPROVAL OF THE STOCK INCENTIVE PLAN

Federated wishes to approve the Stock Incentive Plan. The Board of Directors believes that the availability of stock options, restricted stock and other stock-based incentives under Federated’s Stock Incentive Plan is important to Federated’s ability to attract and retain outstanding individuals. As of December 31, 2015, out of a total of 27,050,000 shares of Class B Common Stock reserved for issuance under the Stock Incentive Plan, 3,235,403 shares remained available for grant. Accordingly, on January 28, 2016, the Compensation Committee and Board of Directors reviewed the Stock Incentive Plan, and on February 18, 2016, the Compensation Committee recommended that the Board of Directors approve, and the Board of Directors approved, and recommended to Federated’s shareholders to approve, the Stock Incentive Plan.

Equity Compensation Plan Information

Category of share-based compensation plan	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Approved by shareholders	33,000	$34.38	3,235,403
Not approved by shareholders	0	0	0

Total	33,000	$34.38	3,235,403

Summary of the Stock Incentive Plan

The following summary of the Stock Incentive Plan is qualified in its entirety by reference to the complete text of the Stock Incentive Plan attached as Annex A.

Purpose. The purpose of the Stock Incentive Plan is to continue to promote the long-term growth and performance of Federated and its affiliates and to attract and retain outstanding individuals using stock-based awards.

Stock Incentive Plan. All outside directors and salaried employees of Federated and its affiliates are eligible to participate in the Stock Incentive Plan (currently 1,378 eligible participants). The Stock Incentive Plan permits the granting of any or all of the following types of awards: (1) stock options, including nonqualified stock options (“NSOs”) and incentive stock options (“ISOs”); (2) stock appreciation rights (“SARs”), in tandem with stock options or freestanding; (3) performance awards conditioned upon meeting performance objectives; (4) restricted stock; and (5) other awards valued in whole or in part by reference to, or otherwise based on, Class B Common Stock, including awards of immediately vested and unrestricted Class B Common Stock. In connection with any award, payment representing dividends or interest or their equivalent may be made to Stock Incentive Plan participants.

Term. The Stock Incentive Plan was adopted as of February 20, 1998 and was most recently amended on January 27, 2011 by the Board, and most recently approved by the holder of the Class A Common Stock on April 28, 2011, but is subject to further approval by the holder of the Class A Common Stock. The Stock Incentive Plan does not have a fixed expiration date but may be terminated by the Board at any time.

Shares Subject to Stock Incentive Plan. Currently, a total of 27,050,000 shares of Class B Common Stock may be issued under the Stock Incentive Plan. All of the shares are available for the grant of ISOs. Currently, no participant shall receive awards in respect of more than 900,000 shares of Class B Common Stock in any fiscal year of Federated. The aggregate fair market value (determined on the date of the grant) of shares of Class B Common Stock with respect to which ISOs granted to a participant become exercisable for the first time in any single calendar year will not exceed $100,000. In addition, shares issued by Federated as a result of the assumption or substitution of outstanding grants of an acquired company or entity will not reduce the shares available for grant under the Stock Incentive Plan. The shares of stock deliverable under the Stock Incentive Plan may consist of authorized and unissued shares, treasury shares, or any combination thereof. If any shares subject to any award are forfeited, or the award is otherwise terminated without issuance of shares or other consideration, the shares subject to such awards will again be available for grant under the Stock Incentive Plan. Federated does not currently award ISOs to its executive officers or its other employees. As of February 29, 2016, the closing price of a share of Class B Common Stock was $26.17.

Administration. The Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full authority to make awards under the Stock Incentive Plan, to determine the terms and conditions of such awards, and to interpret and make all other determinations affecting the Stock Incentive Plan, subject to the provisions of the Stock Incentive Plan and direction by the Board. The Compensation Committee may delegate some or all of its authority and responsibility under the Stock Incentive Plan. The Compensation Committee has delegated its full power and authority under the Stock Incentive Plan to the Chief Executive Officer with respect to all employees other than those subject to Section 16 of the Exchange Act.

Stock Options. Options may be granted, from time to time, to participants determined by the Compensation Committee on such terms, not inconsistent with the Stock Incentive Plan, as the Compensation Committee may determine; provided, however, that, unless permitted by the Tax Code, ISOs may not be granted to a participant who is an outside director. The exercise price per share of Class B Common Stock of stock options granted to a participant is determined by the Compensation Committee as of the date of grant; provided, however, that (i) in the case of ISOs granted to a participant who on the grant date is not a more than 10% shareholder of Federated (“Ten Percent Holder”), such price shall not be less than 100% of the fair market value of a share of Class B Common Stock on the grant date, (ii) in the case of an ISO granted to a participant who on the grant date is a Ten Percent Holder, such price shall not be less than 110% of the fair market value of a share of Class B Common Stock on the grant date, and (iii) in the case of NSOs such price shall not be less than 85% of the fair market value of a share of Class B Common Stock on the grant date. The term of each such option, the time or times when it may be exercised, and the other applicable terms and conditions will be fixed by the Compensation Committee. Options may be exercised by payment of the purchase price in cash or, at the discretion of the Compensation Committee, in shares of Class B Common Stock having a fair market value on the date the option is exercised equal to the option exercise price or in such other manner as the Compensation Committee may approve. Federated does not currently award ISOs to its executive officers or its other employees. The only participants still holding ISOs under the Stock Incentive Plan are two outside directors (see footnote (2) of the 2015 Director Compensation Table).

Stock Appreciation Rights. A SAR may be granted in connection with an option or independent of an option. Upon exercise of a SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right will be exercised over the grant price of the SAR. The grant price (which will not be less than 100% of the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the Compensation Committee. Payment by Federated upon such exercise will be in cash.

Performance Awards. Performance awards are grants of shares of Class B Common Stock subject to the attainment of performance objectives established by the Compensation Committee in connection with such grants and such other terms and conditions as the Compensation Committee shall determine. Except as otherwise determined by the Compensation Committee, recipients of performance awards will not be required to provide consideration other than the rendering of services. Subject to the provisions of the applicable award agreement, during the performance period, dividends and other distributions with respect to shares covered by a performance award shall, in the discretion of the Compensation Committee, either be paid to the recipient or held in escrow by Federated and paid when the performance award is earned.

Restricted Stock. Awards of shares subject to restrictions such as vesting and otherwise as the Compensation Committee may determine may be made from time to time to participants as selected by the Compensation Committee. Restricted stock may not be disposed of by the recipient until the lapse of certain restrictions established by the Compensation Committee. Upon termination of employment of the participant during the restriction period, all restricted stock not then vested will be forfeited, subject to such exceptions, if any, authorized by the Compensation Committee. Except as otherwise determined by the Compensation Committee, recipients of restricted stock are not required to provide consideration other than the rendering of services. Recipients will have, with respect to restricted stock, all of the rights of a shareholder of Federated including the right to receive any dividends to the extent permitted by applicable law, unless the Compensation Committee determines otherwise.

Other Stock-Based Awards. In order to enable Federated to respond quickly to significant legislative and regulatory developments and to trends in executive compensation practices, the Compensation Committee will also be authorized to grant to participants, either alone or in addition to other awards granted under the Stock Incentive Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class B Common Stock (“other stock-based awards”). Such awards can include awards of shares of Class B Common Stock without any terms or conditions such as an Award of immediately vested shares of Class B Common Stock.

The Compensation Committee will determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of such awards need not be the same with respect to each recipient.

Nonassignability of Awards. The Stock Incentive Plan provides that no award granted under the Stock Incentive Plan may be sold, exchanged, assigned, transferred, pledged or otherwise encumbered by a participant except in limited circumstances as outlined in the Stock Incentive Plan. Notwithstanding anything to the contrary contained in the Stock Incentive Plan, an award may be transferred to a “family member” as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8, and on such terms and conditions as may be determined by the Compensation Committee. Each award will be exercisable, during the participant’s lifetime, only by the participant, or if permissible under applicable law, by the participant’s agent, guardian or attorney-in-fact.

Adjustments. The Stock Incentive Plan provides that the aggregate number of shares of Common Stock which may be awarded under the Stock Incentive Plan and the terms of outstanding awards shall be adjusted by the Compensation Committee to reflect a change in the capitalization of the Company including, but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders.

The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting Federated or its financial statements or changes in applicable laws, regulations or accounting principles; provided that no such adjustment shall impair the rights of any participant without such participant’s consent. The Compensation Committee will be able to correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

Special Forfeiture Rule. The Compensation Committee is authorized to impose additional forfeiture restrictions with respect to awards granted under the Stock Incentive Plan including, without limitation, provisions for forfeiture in the event a participant shall engage in competition with Federated or in any other circumstance the Compensation Committee may determine.

Federal Income Tax Consequences

The following is a general summary of the principal federal income tax consequences of certain awards under the Stock Incentive Plan as of the date of this Information Statement, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Stock Incentive Plan are subject to Section 409A of the Internal Revenue Tax Code of 1986, as amended (the “Tax Code”), the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Tax Code and the regulations promulgated thereunder (or an exception thereto). The Stock Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Tax Code Section 401(a).

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, be advised that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time an NSO is granted. Rather, at the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. If the exercise price of an NSO is paid in whole or in part in shares of Class B Common Stock, the tax results to the optionee are (i) a tax-free exchange of previously-owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged. At the time of sale of shares acquired pursuant to the exercise of an NSO, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). Federated is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in Federated’s taxable year in which the income is included as compensation to the optionee.

SARs are treated very similarly to nonqualified stock options for tax purposes. A participant receiving an SAR will not normally recognize any taxable income upon the grant of the SAR. Upon the exercise of the SAR, the participant will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if Class B Common Stock is received upon the exercise of the stock appreciation right, the fair market value of the Class B Common Stock received. Federated is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Incentive Stock Options. Options issued under the Stock Incentive Plan and designated as ISOs are intended to qualify under Tax Code Section 422. Under the provisions of Tax Code Section 422 and the regulations promulgated thereunder, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is Federated entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value of the option stock on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the stock is held for at least two years from the date the option was granted and at least one year from after the date the stock was transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, Federated generally will be entitled to a tax deduction in the same amount. Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NSO.

Performance Awards. A participant generally will not recognize income upon the grant of a performance award. In addition to other or different performance objectives, terms or conditions that the Compensation Committee shall determine, the performance measure for executive officer awards generally selected by the Compensation Committee is Operating Profits. Please see the Narrative Disclosure to 2015 Summary Compensation Table and 2015 Grants of Plan-Based Awards (page 19) for a discussion of the Operating Profits performance measure for 2015. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in Class B Common Stock, the fair market value of the Common Stock received. When the participant recognizes ordinary income upon payment of a performance award, Federated will generally be entitled to a tax deduction in the same amount.

Restricted Stock. Upon the grant of restricted stock, the participant will not normally recognize taxable income and Federated will not be allowed a tax deduction. Rather, on the dates when restricted stock vests, the participant will recognize ordinary income equal to the fair market value of the stock on that date (less the price paid, if any, for such stock). Alternatively, the participant may elect (commonly referred to as a Section 83(b) election), within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the stock on the date of grant (less the price paid, if any, for such stock), even though the stock is not vested and remains subject to forfeiture. When the vesting and the forfeiture restrictions lapse, no additional income is includable in gross income at that time. Rather, subsequent appreciation in the value of the stock will be taxed as capital gain or loss upon the sale of such stock. If, however, the stock is forfeited prior to becoming vested or for failure to meet the performance measure event (if any), the tax paid in connection with making an 83(b) election is not directly recoverable. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock prior to the dates the restricted stock vests will be treated as additional compensation that is taxable as ordinary income to the participant. In either event, at the time the participant recognizes income with respect to the restricted stock, Federated is generally entitled to a deduction in an equal amount.

Unrestricted Stock. The tax consequences of receiving unrestricted shares of Class B Common Stock pursuant to an award under the Stock Incentive Plan is similar to receiving cash compensation. If the shares of Class B Common Stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the Class B Common Stock received less any amount paid for such stock and Federated is generally entitled to a deduction in an equal amount.

Compliance with Section 162(m); Consequences of Change of Control. It is Federated’s intent that compensation payable pursuant to awards (other than awards of Restricted Stock which vest based solely on continued employment) to “covered employees” as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Tax Code, or any successor provision, qualify as “performance-based compensation” as defined in Regulation 1.162-27(e) under Section 162(m). If any provision of the Stock Incentive Plan or an award is later found to make compensation intended to be performance-based compensation ineligible for such treatment, the provision shall be deemed null and void, unless otherwise determined by the Committee. In addition, if a change of control of Federated causes awards under the Stock Incentive Plan to accelerate vesting, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of Federated’s deductions under Tax Code Section 280G.

Section 409A of the Internal Revenue Code. Notwithstanding anything to the contrary contained in the Stock Incentive Plan or in any award agreement, if any award or benefit is subject to the provisions of Section 409A of the Tax Code, the provisions of the Stock Incentive Plan and any applicable award agreement shall be administered, interpreted, and construed to comply with Section 409A of the Tax Code or an exception hereto. Federated will not be liable to any participant (or other person) due to the failure of any award to satisfy the requirements of Section 409A of the Tax Code.

ANNEX A

FEDERATED INVESTORS, INC.

STOCK INCENTIVE PLAN

(Adopted as of February 20, 1998)

(Amended as of August 26,1998)

(Amended as of August 31, 1998)

(Amended as of January 26, 1999)

(Amended as of May 17, 1999)

(Amended as of July 20, 1999)

(Amended as of January 29, 2002)

(Approved by Shareholders April 24, 2002)

(Amended as of February 5, 2004)

(Amended as of April 19, 2004)

(Amended as of April 27, 2006)

(Amended as of April 22, 2010)

(Amended as of April 28, 2011)

1.	Purpose

The purpose of the Federated Investors, Inc. Stock Incentive Plan (the “Plan”) is to:

(a)	Facilitate the assumption by Federated Investors, Inc., as the surviving corporation of a merger with its parent corporation, Federated Investors, of certain stock incentive awards previously made by Federated Investors to its employees; and

(b)	Continue to promote the long-term growth and performance of Federated Investors, Inc. and its affiliates and to attract and retain outstanding individuals by awarding directors, executive officers and key employees stock options, stock appreciation rights, performance awards, restricted stock and/or other stock-based awards.

2.	Definitions

The following definitions are applicable to the Plan:

“Award” means the grant of Options, SARs, Performance Awards, Restricted Stock or other stock-based award under the Plan.

“Board” means the Board of Directors of the Company.

“Board Committee” means the committee of the Board appointed in accordance with Section 4 to administer the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class B Common Stock of the Company, no par value per share.

“Company” means Federated Investors, Inc., a Pennsylvania corporation, and its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any date, the closing sale price of one share of Common Stock, as reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed or on The NASDAQ Stock Market’s National Market (“NNM”) if the Common Stock is then quoted thereon, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, Fair Market Value shall be the closing bid price as reported by The NASDAQ Stock Market or The NASDAQ SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported. In the event that the Common Stock is not listed on the New York Stock Exchange, a national securities exchange or NNM, and is not listed for quotation on The NASDAQ Stock Market or The NASDAQ SmallCap Market, Fair Market Value shall be determined in good faith by the Board Committee in its sole discretion, and for this purpose the Board Committee shall be entitled to rely on the opinion of a qualified appraisal firm with respect to such Fair Market Value, but the Board Committee shall in no event be obligated to obtain such an opinion in order to determine Fair Market Value.

“Grant Date” means the date on which the grant of an Option under Section 5.1 hereof or a SAR under Section 6.1 hereof becomes effective pursuant to the terms of the Stock Option Agreement or Stock Appreciation Rights Agreement, as the case may be, relating thereto.

“Incentive Stock Option” means an option to purchase shares of Common Stock designated as an incentive stock option and which complies with Section 422 of the Code.

“Non-Statutory Stock Option” means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Offering” means the initial public offering of Class B Common Stock by United States and international underwriters.

“Option” means any option to purchase shares of Common Stock granted under Sections 5.1 hereof.

“Option Price” means the purchase price of each share of Common Stock under an Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

“Participant” means any Outside Director and any salaried employee of the Company and its affiliates designated by the Board Committee to receive an Award under the Plan.

“Performance Award” means an Award of shares of Common Stock granted under Section 7.

“Performance Period” means the period of time established by the Board Committee for achievement of certain objectives under Section 7.1 hereof.

“Restriction Period” means the period of time specified in a Performance Share Award Agreement or a Restricted Stock Award Agreement, as the case may be, between the Participant and the Company during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of shares of Common Stock awarded under the Plan, and (ii) subject to the terms of the applicable agreement, a requirement of continued employment of the Participant in order to prevent forfeiture of the Award.

“Stock Appreciation Rights” or “SARs” means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

“Subsidiary” means any corporation, business trust or partnership (other than the Company) in an unbroken chain of corporations, business trusts or partnerships beginning with the Company if each of the corporations, business trusts or partnerships (other than the last corporation, business trust or partnership in the chain) owns stock, beneficial interests or partnership interests possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations, business trusts or partnerships in the chain.

“Ten Percent Holder” means a person who owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or of its parent corporation or Subsidiary.

3.	Shares Subject to Plan

3.1 Shares Reserved under the Plan. Subject to adjustment as provided in Section 3.2, the number of shares of Common Stock cumulatively available under the Plan shall equal 27,050,000 shares. All of such authorized shares of Common

Stock shall be available for the grant of Incentive Stock Options under the Plan. No Participant shall receive Awards in respect of more than 900,000 shares of Common Stock in any fiscal year of the Company. In addition, the aggregate Fair Market Value (determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options granted a Participant become exercisable for the first time in any single calendar year shall not exceed $100,000. Any Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares, treasury shares, or any combination thereof. Subject to Section 6.2 hereof, if any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such shares of Common Stock to a Participant, or if any shares of Common Stock are surrendered by a Participant in full or partial payment of the Option Price of an Option, such shares, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan.

3.2 Adjustments. The aggregate number of shares of Common Stock which may be awarded under the Plan and the terms of outstanding Awards shall be adjusted by the Board Committee to reflect a change in the capitalization of the Company, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders.

3.3 Merger With Federated Investors. Notwithstanding the foregoing, the Company’s merger with Federated Investors and assumption of its outstanding stock incentive awards will not result in any adjustment to the number of shares available under the Plan and will reduce the number of shares available under this Plan accordingly. For purposes of this Plan, after the merger all such stock incentive awards shall be treated as Awards under this Plan, except that any Grant Date, Performance Period or Restricted Period shall relate back to the date on which the awards were made by Federated Investors.

4.	Administration of Plan

4.1 Administration by the Board Committee. The Plan shall be administered as follows.

(a)	Prior to an Offering, the Plan shall be administered by either the full Board or by the Board Committee if one is established by the Board. Prior to an Offering, any member of the Board may serve on the Board Committee.

(b)	After an Offering, the Plan shall be administered by the Board Committee, which shall consist of no fewer than two members of the Board who are (i) “Non-Employee Directors” for purposes of Rule 16b-3 of the Commission under the Exchange Act and (ii) to the extent required to ensure that awards under the Plan are exempt for purposes of Section 162(m) of the Code, “outside directors” for purposes of Section 162(m); provided, however, that the Board Committee may delegate some or all of its authority and responsibility under the Plan with respect to Awards to Participants who are not subject to Section 16 of the Exchange Act to the Chief Executive Officer of the Company. In the event that, after an Offering, the Board does not have two members who qualify as “Non-Employee Directors” for purposes of Rule 16b-3, the Plan shall be administered by the full Board.

(c)	The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan.

(d)	In the event that the Board does not establish a Board Committee for any reason, any reference in this Plan to the Board Committee shall be deemed to refer to the full Board.

4.2 Designation of Participants. Participants shall be selected, from time to time, by the Board Committee, from the Outside Directors and from those executive officers and key employees of the Company and its affiliates who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Company.

5.	Stock Options

5.1 Grants. Options may be granted, from time to time, to such Participants as may be selected by the Board Committee on such terms, not inconsistent with this Plan, as the Board Committee shall determine; provided, however, that, unless permitted by the Code, Incentive Stock Options may not be granted to a Participant who is an Outside Director. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that (i) in the case of Incentive Stock Options granted to a Participant who on the Grant Date is not a Ten Percent Holder, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date, (ii) in the case of an Incentive Stock Option granted to a Participant who on the Grant Date is a Ten Percent Holder, such price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date, and (iii) in the case of Non-Statutory Stock Options, such price shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date. The number of shares of Common Stock subject to each Option granted to each Participant, the terms of each Option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Incentive Stock Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by a Stock Option Agreement between the Participant and the Company which shall specify the type of Option granted, the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

5.2 Payment of Option Price. No shares of Common Stock shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, and, subject to approval by the Board Committee, in shares of Common Stock having a Fair Market Value equal to the Option Price, or in any combination thereof, or in any other manner approved by the Board Committee.

5.3 Rights as Shareholders. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such shares have been issued upon the proper exercise of such Option.

5.4 Transferability of Options. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution; provided, however, that, if authorized in the applicable Award agreement, a Participant may make one or more gifts of Options granted hereunder to members of the Participant’s immediate family or trusts or partnerships for the benefit of such family members. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, such Participant’s agent, guardian or attorney-in-fact; provided, however, that all Options transferred in a manner consistent with the terms of an Award agreement may be exercised by the transferee.

5.5 Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, any Options granted hereunder to such Participant as an employee shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, any Options granted hereunder to such Participant as an Outside Director shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Company.

5.6 Designation of Incentive Stock Options. Except as otherwise expressly provided in the Plan, the Board Committee may, at the time of the grant of an Option, designate such Option as an Incentive Stock Option under Section 422 of the Code.

5.7 Certain Incentive Stock Option Terms. In the case of any grant of an Incentive Stock Option, whenever possible, each provision in the Plan and in any related agreement shall be interpreted in such a manner as to entitle the Option holder to the tax treatment afforded by Section 422 of the Code, and if any provision of this Plan or such agreement shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the agreement relating to such Option shall remain in full force and effect. If any agreement covering an Option designated by the Board Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

6.	Stock Appreciation Rights

6.1 Grants. Stock Appreciation Rights may be granted, from time to time, to such Participants as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that such price shall not be less than one-hundred percent (100%) of the Fair Market Value of the number of shares of Common Stock subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights Agreement between the Participant and the Company which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

6.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the shares subject of such Award, the related Option shall be automatically canceled to the extent of the number of shares subject of the exercise, and such shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the shares subject of such Award, the related SAR shall automatically be canceled to the extent of the number of shares of the exercise, and such shares shall no longer be available for grant hereunder.

6.3 Payment of Exercise. Upon exercise of a SAR, the holder shall be paid in cash the excess of the Fair Market Value of the number of shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such, shares.

6.4 Rights of Shareholders. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until shares have been issued upon the proper exercise of an Option.

6.5 Transferability of SARs. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, such Participant’s agent, guardian, or attorney-in-fact.

6.6 Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, any SARs granted hereunder to such Participant as an employee shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, any SARs granted hereunder to such Participant as an Outside Director shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Company.

7.	Performance Awards

7.1 Awards. Awards of shares of Common Stock may be made, from time to time, to such Participants as may be selected by the Board Committee. Such shares shall be delivered to the Participant only upon (i) achievement of such corporate, sector, division, individual or any other objectives or criteria during the Performance Period as shall be established by the Board Committee and (ii) the expiration of the Restriction Period. Except as provided in the Performance Share Award Agreement between the Participant and the Company, shares subject to such Awards under this Section 7.1 shall be released to the Participant only after the expiration of the relevant Restriction Period. Each Award under this Section 7.1 shall be evidenced by a Performance Share Award Agreement between the Participant and the Company which shall specify the applicable performance objectives, the Performance Period, the Restriction Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine.

7.2 Stock Certificates. Upon an Award of shares of Common Stock under Section 7.1 of the Plan, the Company shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Pennsylvania Business Corporation Law:

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Investors, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Performance Share Award Agreement between the registered owner and Federated Investors, Inc. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Federated Investors, Inc.”

Unless otherwise provided in the Performance Share Award Agreement between the Participant and the Company, such certificates shall be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Performance Share Award Agreement between the Participant and the Company and (ii) release such shares to the custody of the Participant.

7.3 Rights as Shareholders. Subject to the provisions of the Performance Share Award Agreement between the Participant and the Company, during the Performance Period, dividends and other distributions paid with respect to all shares awarded thereto under Section 7.1 hereof shall, in the discretion of the Board Committee, either be paid to Participants or held in escrow by the Company and paid to Participants only at such time and to such extent as the related Performance Award is earned. During the period between the completion of the Performance Period and the expiration of the Restriction Period, Participants shall be entitled to receive dividends and other distributions only as to the number of shares determined in accordance with the Performance Share Award Agreement between the Participant and the Company.

7.4 Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

7.5 Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an employee under this Section 7 shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an Outside Director under this Section 7 shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Company.

7.6 Transfer of Employment. If a Participant transfers employment from one business unit of the Company or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of shares of Common Stock as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

8.	Restricted Stock Awards

8.1 Awards. Awards of shares of Common Stock subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to Participants as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 8.1 shall be evidenced by a Restricted Stock Award Agreement between the Participant and the Company which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

8.2 Stock Certificates. Upon an Award of shares of Common Stock under Section 8.1 of the Plan, the Company may issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Pennsylvania Business Corporation Law.

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Investors, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Restricted Stock Award Agreement between the registered owner and Federated Investors, Inc. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of Federated Investors, Inc.”

Unless otherwise provided in the Restricted Stock Award Agreement between the Participant and the Company, such certificates shall be retained in custody by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Restricted Stock Award Agreement between the Participant and the Company and (ii) release such shares to the custody of the Participant.

8.3 Rights as Shareholders. During the Restriction Period, Participants shall be entitled to receive dividends and other distributions paid with respect to all shares awarded thereto under Section 8.1 hereof.

8.4 Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

8.5 Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an employee under this Section 8 shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an Outside Director under this Section 8 shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Company. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

9.	Other Stock-Based Awards

Awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, may be made, from time to time, to Participants as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions, if any, of any such Award. Each such Award, other than an Award of shares of Common Stock without any terms or conditions such as an Award of immediately-vested shares of Common Stock, shall be evidenced by an agreement between the Participant and the Company which shall specify the number of shares of Common Stock subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine.

10.	Reserved

11.	Amendment or Termination of Plan

The Board may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom shares of Common Stock have theretofore been awarded without the consent of said Participant.

12.	Miscellaneous

12.1 Rights of Employees. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any affiliate.

12.2 Tax Withholding. The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and a local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company shares of Common Stock held by such Participant having a Fair Market Value equal to the amount of the tax; (ii) directing the Company to retain shares of Common stock otherwise issuable to the Participant under the Plan; or (iii) any other method approved by the Board Committee.

12.3 Status of Awards. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

12.4 Waiver of Restrictions. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

12.5 Adjustment of Awards. Subject to Section 11, the Board Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided however, that no such adjustment shall impair the rights of any Participant without such Participant’s consent. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Company or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

12.6 Consideration for Awards. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

12.7 Special Forfeiture Rule. Notwithstanding any other provision of this Plan to the contrary, the Board Committee shall be authorized to impose additional forfeiture restrictions with respect to Awards granted under the Plan, including, without limitation, provisions for forfeiture in the event the Participant shall engage in competition with the Company or in any other circumstance the Board Committee may determine.

12.8 Effective Date and Term of Plan. The Plan shall be effective as of the date it is approved by the Board, subject to the approval thereof by the shareholders of the Company. Unless terminated under the provisions of Section 11 hereof, the Plan shall continue in effect indefinitely; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the effective date of the Plan.

12.9 Compliance with Section 162(m). It is the Company’s intent that compensation payable pursuant to Awards (other than Awards of Restricted Stock which vest based solely on continued employment) to “covered employees” as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Code, or any successor provision (“Section 162(m)”), qualify as “performance-based compensation” as defined in Regulation 1.162-27(e) under Section 162(m). If any provision of this Plan or an Award is later found to make compensation intended to be performance-based compensation ineligible for such treatment, the provision shall be deemed null and void, unless otherwise determined by a committee of the Board comprised solely of “outside directors” as such term is defined under Regulation 1.162-27(e)(3) under Section 162(m).

12.10 Transferability of Awards. Notwithstanding anything to the contrary contained in this Plan, any Award may be transferred to a “family member” as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time, on such terms and conditions as may be determined by the Board Committee.

12.11 Compliance with Laws. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Board Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Common Stock, or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled, in whole or in part, until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Board Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no shares of Common Stock or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Board Committee shall be satisfied that such issuance will be in compliance with applicable laws and any applicable rules of any stock exchange or other market quotation system on which such shares of Common Stock are listed. If the Board Committee determines that the exercise of any Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which the shares of Common Stock are listed, the Participant holding such Option or Stock Appreciation Right shall have no right to exercise such Option or Stock Appreciation Right until such time as the Board Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Option or Stock Appreciation Right shall not have expired prior to such time.

12.12 Section 409A. Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Board Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A of the Code.

Share numbers adjusted for stock splits as of April 19, 2004.

Shares reserved for issuance reflect April 2006 and April 2011 increase.

Federated Investors, Inc.

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

1-800-341-7400

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